EWBC Earnings Results Fourth Quarter and Full Year 2022 January 26, 2023

Forward-Looking Statements 2 Forward-Looking Statements This presentation contains forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the management of East West Bancorp, Inc. (the “Company”) and are subject to significant risks and uncertainties. You should not place undue reliance on these statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include, among others, changes in the U.S. economy or local, regional and global business, economic and political conditions and geopolitical events; the impacts of the ongoing COVID-19 pandemic; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws; and changes in the commercial and consumer real estate markets and in consumer spending and savings habits. These factors also consist of those contained in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and are based only on information then actually known to the Company. The Company does not undertake to update any forward-looking statements except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and is presented on a non-GAAP basis. Investors should refer to the reconciliations included in this presentation and should consider the Company’s non-GAAP measures in addition to, not as a substitute for or superior to, measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

17.2% 21.3% FY 2021 FY 2022 15.7% 19.5% FY 2021 FY 2022 Highlights of Fourth Quarter and Full Year 2022 3 Return on Average Assets Adjusted Pre-Tax, Pre-Provision Income* & Profitability Ratio* Tangible Return on Average Tangible Equity* Return on Average Equity Adj. PTPP income* Adj. PTPP profitability ratio* $ i n m ill io n s 4Q22 Net income $337 million 2022 Net income $1.1 billion 4Q22 Diluted EPS $2.37 2022 Diluted EPS $7.92 4Q22 Revenue $670 million 2022 Revenue $2.3 billion Record loans $48.2 billion Record deposits $56.0 billion Tangible equity*/share $39.10 1.39% 1.86% 2.08% 4Q21 3Q22 4Q22 1.47% 1.80% FY 2021 FY 2022 14.9% 20.3% 22.9% 4Q21 3Q22 4Q22 16.3% 22.2% 25.0% 4Q21 3Q22 4Q22 $299 $432 $478 1.91% 2.72% 2.95% $200 $280 $360 $440 4Q21 3Q22 4Q22 $1,147 $1,600 1.94% 2.55% FY 2021 FY 2022 * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

# 12.31.22: Strong, Well-Diversified Balance Sheet

| $ in millions, except per share data | | 12.31.22 | | 09.30.22 | | Q-o-Q Change |
|---|---|---|---|---|---|---|
| Cash equivalents & ST investments | $ | 3,621 | $ | 2,794 | $ | 827 |
| Repo assets | | 792 | | 893 | | (101) |
| AFS debt securities | | 6,035 | | 5,906 | | 129 |
| HTM debt securities | | 3,002 | | 3,013 | | (11) |
| Total Loans | | 48,228 | | 47,457 | | 771 |
| Allowance for loan losses (ALLL) | | (596) | | (583) | | (13) |
| **Net Loans** | **$** | **47,632** | **$** | **46,874** | **$** | **758** |
| Other assets | | 3,030 | | 3,096 | | (66) |
| **Total Assets** | **$** | **64,112** | **$** | **62,576** | **$** | **1,536** |
| Customer deposits | $ | 55,968 | $ | 53,857 | $ | 2,111 |
| Fed Funds, FHLB advances & repo funding | | 300 | | 1,137 | | (837) |
| Long-term debt & finance lease liab. | | 152 | | 153 | | (1) |
| Other liabilities | | 1,708 | | 1,768 | | (60) |
| **Total Liabilities** | **$** | **58,128** | **$** | **56,915** | **$** | **1,213** |
| **Total Stockholders' Equity** | **$** | **5,985** | **$** | **5,661** | **$** | **324** |
| Book value per share | $ | 42.46 | $ | 40.17 | $ | 2.29 |
| Tangible equity* per share | $ | 39.10 | $ | 36.80 | $ | 2.30 |
| Tang. equity to tang. assets ratio* | | 8.66% | | 8.35% | | 31 bps |
| Loans to deposits ratio | | 86.2% | | 88.1% | | (194) bps |

Record Loans as of 12.31.22: $48.2 billion
($ in billions)



$13.4
28%
$15.7
33%
$19.1
39%
C&I
Total CRE
Resi. mortgage & other consumer

Total Deposits as of 12.31.22: $56.0 billion
($ in billions)



$13.3
24%
$21.1
38%
$9.3
16%
$12.3
22%
DDA
MMDA
IB Checking & Savings
Time

EAST WEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

4

12.31.22: Strong Capital Ratios That Expanded Q-o-Q ▪ Book value per share of $42.46 as of 12.31.22, +6% Q-o-Q. Stockholders’ equity to assets ratio of 9.33% as of 12.31.22, +28 bps Q-o-Q. ▪ Tangible equity* per share of $39.10 as of 12.31.22, +6% Q-o-Q. Tangible equity to tangible assets ratio* of 8.66% as of 12.31.22, +31 bps Q-o-Q. ▪ All regulatory capital ratios increased Q-o-Q. ▪ Dividend Increase: 1Q23 quarterly common stock dividend: $0.48/share, up $0.08 or +20%, from $0.40/share in 4Q22. Increased annual dividend equivalent to $1.92 per share. ▪ No buybacks during 4Q22. 5 **The Company has elected to use the 2020 CECL transition provision in the calculation of its December 31, 2022, September 30, 2022, and December 31, 2021 regulatory capital ratios. The Company’s December 31, 2022 regulatory capital ratios are preliminary. * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 12.8% 12.8% 14.1% 9.0% 12.3% 12.3% 13.6% 9.6% 12.7% 12.7% 14.0% 9.8% CET1 capital ratio Tier 1 capital ratio Total capital ratio Leverage ratio EWBC 12.31.21 EWBC 09.30.22 EWBC 12.31.22**

Total CRE 39% Total Resi. Mortgage & Other Consumer 28% C&I 33% 6 12.31.22: Diversified Commercial Loan Portfolio ▪ C&I loans: $15.7bn loans O/S plus $7.1bn undisbursed commitments: $22.8bn total commitments as of 12.31.22. ▪ Portfolio well-diversified by industry. ▪ Utilization: 69% as of 12.31.22, vs. 70% as of 09.30.22. ▪ Growth: total commitments: +3% (+10% ann.) Q-o-Q & EOP loans O/S: +1% (+2% ann.) Q-o-Q. ▪ China loans O/S (mainland + Hong Kong): $2.14bn as of 12.31.22, up +2% (+7% ann.) from $2.10bn as of 09.30.22. Portfolio primarily consists of C&I loans, well-diversified by industry. Total Loans: C&I Loans by Industry as % of Total Loans Outstanding $15.7bn$48.2 billion Total Loans 5% 11% Private Equity & Fund Finance Tech & Telecom: 1%; Hospitality & Leisure:1% Oil & Gas: 1%; Consumer Nondurable Goods: 1% All Other C&I } 4% 3% 2% 2% 2% Media & Entertainment Infrastructure & Clean Energy General Manufacturing & Wholesale Real Estate Investment & Management Agriculture & Food-related Industries

C&I 33% MFR, 9% Retail, 8% Industrial, 7% Office, 5% Hotel, 4% Healthcare, 2% All other CRE, 3% Total Resi. Mortgage & Other Consumer 28% Total CRE 39% SoCal 51% NorCal 21% TX 8% NY 5% WA 3% Other 12% 12.31.22: Diversified Commercial Real Estate Portfolio 7 Total Loans: Total CRE Loans by Property Type as % of Total Loans Outstanding ▪ Total CRE loans: $19.1bn loans O/S as of 12.31.22. ▪ Portfolio well-diversified by property type. ▪ Geographic distribution reflects EWBC’s branch footprint. ▪ Growth: +2% (+8% ann.) Q-o-Q. ▪ Construction & land loans: $638mm, or 1% of total loans. Total construction & land exposure of $1.25bn: loans O/S plus $613mm in undisbursed commitments. $19.1 billion Total CRE Loans Total CRE: Distribution by Geography $19.1bn$48.2 billion Total Loans Const. & Land,1%

<=50% 41% >50% to 55% 16% >55% to 60% 16% >60% to 65% 17% >65% to 70% 6% >70% 4% Total CRE: Distribution by LTV 8 12.31.22: Low LTV Commercial Real Estate Portfolio CRE Size & LTV by Property Type 1 Weighted avg. LTV based on commitment. * Construction & Land avg. size based on total commitment. ▪ High percentage of CRE loans have full recourse & personal guarantees from individuals or guarantors with substantial net worth. ▪ Many of our customers have long-term relationships with East West Bank. $2.8 million Avg. size of loan outstanding 51% Avg. LTV ($ in millions) Total Portfolio Size Weighted Avg. LTV1 Average Loan Size Multifamily 4,573$ 52% 1.6$ Retail 4,076$ 49% 2.4$ Industrial 3,617$ 48% 3.0$ Office 2,523$ 53% 4.2$ Hotel 2,086$ 53% 9.1$ Healthcare 797$ 57% 4.2$ Construction & Land* 638$ 57% 13.7$ Other 759$ 49% 2.8$ Total CRE 19,069$ 51% 2.8$

SoCal 40% NorCal 16% NY 27% WA 7% TX 2% Other 8% 12.31.22: Low LTV Residential Mortgage Portfolio 9 Resi. Mortgage: Distribution by Geography Resi. Mortgage: Distribution by LTV $13.3 billion Resi. Mortgage Loans Outstanding $434,000 Avg. loan size* 51% Avg. LTV* ▪ Residential mortgage (SFR + HELOC): $13.3bn loans O/S as of 12.31.22. ▪ Primarily originated through East West Bank branches. ▪ Origination volume: $0.7bn in 4Q22, down 51% Q-o-Q and down 27% Y-o-Y. ▪ Resi. loans O/S growth: +2% (+9% ann.) Q-o-Q. ▪ SFR: $11.2bn loans O/S as of 12.31.22. ▪ HELOC: $2.1bn loans O/S + $3.4bn in undisbursed commitments: $5.5bn total as of 12.31.22. ▪ HELOC utilization: 39% as of 12.31.22, vs. 40% as of 09.30.22. ▪ 82% of commitments in first lien position as of 12.31.22. * Combined LTV for 1st and 2nd liens; based on commitment. Avg. size based on loan O/S for SFR and commitment for HELOC. <=50% 41% >50% to 55% 13% >55% to 60% 38% >60% 8%

1.1% 1.0% 0.9% 0.9% 0.9% 0.9% 0.9% 1.3% 1.0% 1.0% 2.0% 1.9% 2.2% 1.9% 1.9% 12.31.21 03.31.22 06.30.22 09.30.22 12.31.22 2.4% 2.6% 0.3% C&I CRE Resi. mortgage & consumer 0.3% 0.1% 0.2% C&I CRE Resi. mortgage & consumer 12.31.22: Solid & Stable Asset Quality Metrics 10 Nonaccrual loans OREO & other NPAs Classified loans HFI Special Mention loans HFI Classified loans HFI Special Mention loans HFI Nonaccrual Ratio by Loans HFI Portfolio (subset of Classified) (as of 12.31.22) NPAs / Total Assets Criticized Ratio by Loans HFI Portfolio (as of 12.31.22) Criticized Loans / Loans HFI ▪ Criticized loans decreased Q-o-Q by $9mm, or 1%, to $896mm as of 12.31.22. ▪ Classified loans decreased 2% Q-o-Q to $427.5mm & special mention loans decreased 0.5% Q-o-Q to $468.5mm. ▪ Criticized loans ratio improved: down 5 bps Q-o-Q to 1.86% of loans HFI as of 12.31.22, vs. 1.91% of loans HFI as of 09.30.22. ▪ Nonperforming assets: $100mm as of 12.31.22 (0.16% of assets), vs 0.16% as of 09.30.22. ▪ Accruing loans 30-89 days past due: $62mm as of 12.31.22 (0.13% of loans HFI), vs. 0.10% as of 09.30.22 & 0.11% as of 12.31.21. 0.17% 0.15% 0.14% 0.16% 0.16% 12.31.21 03.31.22 06.30.22 09.30.22 12.31.22

4Q22: Allowance for Loan Losses & Credit Costs 11 Allowance for Loan Losses Coverage Ratio $ i n m ill io n s Provision for Credit Losses & Net Charge-offs $ i n m ill io n s HFI represents Held for Investment. $(10) $8 $13.5 $27 $25 $10 $8 $(7) $7 $10 0.10% 0.08% -0.06% 0.06% 0.08% -0.09% $(25) 4Q21 1Q22 2Q22 3Q22 4Q22 Provision for credit losses Net charge-offs NCO ratio (ann.) Composition of ALLL by Portfolio: $ i n m ill io n s ; ra ti o i s a llo w a n c e c o v e ra g e b y p o rt fo lio ALLL by Loan Portfolio: C&I (ex. PPP) Total CRE Resi. mortgage & consumer Total: $583 Total:1.23%Total: $596 Total:1.24% 372 372 2.40% 2.38% 178 182 0.95% 0.96% 33 42 0.25% 0.31% 09.30.22 12.31.22 09.30.22 12.31.22 ▪ ALLL coverage of loans: 1.24% as of 12.31.22, vs. 1.23% as of 09.30.22. ▪ Build in ALLL coverage largely reflects current macroeconomic outlook and credit model drivers. ▪ Build in residential mortgage & consumer loan ALLL coverage largely due to changes in the Consumer Price Index (CPI) and the Housing Price Index (HPI). ▪ Net charge-offs in 4Q22 of $10mm, or annualized 0.08% of avg. loans, vs. 0.06% annualized in 3Q22. ▪ Provision for credit losses in 4Q22: $25mm, vs. $27mm in 3Q22. $542 $546 $563 $583 $596 1.30% 1.25% 1.21% 1.23% 1.24% 1.00% $400 12.31.21 03.31.22 06.30.22 09.30.22 12.31.22 ALLL ALLL/Loans HFI

# 4Q22: Summary Income Statement

| $ in millions, except per share data & ratios | | 4Q22 | | 3Q22 | | 4Q22 vs. 3Q22 $ Change | 4Q22 vs. 3Q22 % Change |
|---|---|---|---|---|---|---|---|
| Total net interest income | $ | 605.5 | $ | 551.8 | $ | 53.7 | 10% |
| Fee income & net GOS of loans* | | 66.0 | | 69.0 | | (3.0) | -4.5% |
| Other | | (1.1) | | 6.6 | | (7.7) | -117% |
| **Total noninterest income** | $ | **64.9** | $ | **75.6** | $ | **(10.7)** | **-14%** |
| **Total revenue** | $ | **670.4** | $ | **627.4** | $ | **43.0** | **7%** |
| Adjusted noninterest expense** | $ | 192.1 | $ | 195.6 | $ | (3.5) | -2% |
| Amortization of tax credit & other investments + core deposit intangibles | | 65.0 | | 20.4 | | 44.6 | 219% |
| **Total noninterest expense** | $ | **257.1** | $ | **216.0** | $ | **41.1** | **19%** |
| **Provision for credit losses** | $ | **25.0** | $ | **27.0** | $ | **(2.0)** | **-7%** |
| Income tax expense | | 51.6 | | 89.0 | | (37.4) | -42% |
| Effective tax rate | | 13% | | 23% | | -10% | |
| **Net Income (GAAP)** | $ | **336.8** | $ | **295.3** | $ | **41.5** | **14%** |
| **Diluted EPS** | $ | 2.37 | $ | 2.08 | $ | **0.29** | **14%** |
| Weigh. avg. diluted shares (in mm) | | 142.1 | | 142.0 | | **0.1** | 0.1% |

* See slide 17 for noninterest income detail by category.

## Comments

- **Record net interest income:** $605.5mm, up 10% Q-o-Q (+39% LQA).
- **Customer-driven fee income and GOS of SBA loans:** $66mm, down 4.5% Q-o-Q.
- **Interest rate contracts ("IRC") and other derivative income** was a loss of $0.6mm in 4Q22, compared with income of $8.8mm 3Q22. The Q-o-Q decrease of $9.4mm was due to an unfavorable change in the credit valuation adjustment. Customer-driven IRC revenue in 4Q22 quarter was essentially unchanged from 3Q22 at $4mm.
- **Amortization of tax credit & other investments:** $65mm in 4Q22, vs. $20mm in 3Q22: Q-o-Q variability reflects the impact of investments that close in a given period.
- **Tax expense:** The full-year 2022 effective tax rate was 20%, compared with 17% in 2021. The lower effective tax rate in 4Q22 of 13% reflected impact of tax credit investments that closed in 4Q22.

EAST WEST BANK

** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

12

24.0 23.4 23.9 22.4 21.4 12.9 12.9 12.3 12.4 12.2 9.3 9.6 9.7 9.9 9.3 8.1 8.1 8.2 9.4 12.1 $54.3 $54.0 $54.1 $54.1 $55.0 4Q21 1Q22 2Q22 3Q22 4Q22 13.6 14.3 15.0 15.3 15.5 15.7 16.4 17.6 18.6 18.9 11.2 11.4 12.0 13.0 13.2 $40.5 $42.1 $44.6 $46.9 $47.6 4Q21 1Q22 2Q22 3Q22 4Q22 4Q22: Average Balance Sheet: Growth & Mix 13 ▪ 4Q22 avg. loan growth: +6% LQA (+$753mm Q-o-Q). Growth in all major loan portfolios: CRE (+$298mm), residential mortgage (+$241mm), and C&I (+$214mm). ▪ Loans made up 79% of AEA in 4Q22, unchanged from 79% in 3Q22. ▪ 4Q22 avg. deposit growth: +7% LQA (+$932mm Q-o-Q). Q-o-Q growth in CDs (+$2.6bn) reflected successful branch-based CD campaign. ▪ Avg. DDA made up 39% of avg. deposits in 4Q22, vs. 41% in 3Q22. $ i n b ill io n s Average Loans & Q-o-Q Change +16% +24% +6% LQA avg. total loan growth C&I Total CRE Residential mortgage & other consumer Average Deposits & Q-o-Q Change Avg. Earning Asset (“AEA”) Mix & Loan-to-Deposit Ratio LQA avg. total deposit growthDDA MMDA IB Checking & Savings Time $ i n b ill io n s -1%-2% +1% +7% +20% 21% 20% 19% 17% 16% 10% 8% 5% 4% 5% L/D: 75% L/D: 78% L/D: 82% L/D: 87% L/D: 87% 4Q21 1Q22 2Q22 3Q22 4Q22 Loans / AEA Securities & other / AEA IB Cash & equivalent / AEA Avg. Loan / Deposit Ratio

4Q22: Net Interest Income & Net Interest Margin 14 ▪ 4Q22 record net interest income: $605.5mm, +10% Q-o-Q (+39% ann.). ▪ 4Q22 NIM expansion: 3.98%, +30 bps Q-o-Q. ▪ Balance sheet hedging: Added $3.25bn of swaps and collars in 2022 to preserve NII when interest rates decrease, $1bn of which was added in 4Q22. Maturities ranging from 2025 through 2027. ▪ Changes in yields and rates reflected rising benchmark interest rates during the year, as well as asset sensitivity of variable-rate loan portfolio. Impact to NIM from Q-o-Q Change in Yields, Rates & Balance Sheet Mix $ i n m ill io n s 3Q22 NIM 4Q22 NIM +67 bps +15 bps 3Q22 NIM: 3.68% Net Interest Income & Net Interest Margin Higher loan yields 4Q22 NIM: 3.98% Higher other AEA yields -51 bps Higher IB funding cost -1 bp Funding mix shift $406 $416 $473 $552 $605.5 2.73% 2.87% 3.23% 3.68% 3.98% 0.25% 0.29% 0.93% 2.35% 3.82% 4Q21 1Q22 2Q22 3Q22 4Q22 NII NIM Avg. Fed Funds Rate

411 422 520 668 818 HELOC 407 403 404 416 431 SFR 327 342 411 507 593 Total CRE 322 336 427 559 676 C&I* 359 363 395 475 559 0.09% 0.22% 0.98% 2.46% 3.90% 4Q21 1Q22 2Q22 3Q22 4Q22 Avg. loan yield (in bps) Avg. 1M LIBOR 4Q22: Loan Yields: Average & Spot 15 Loan Coupon Spot Rate (in bps) by Portfolio * C&I spot rate excludes PPP, credit cards, deposit overdraft & micro-finance. Avg. Loan Yield (in bps) Relative to LIBOR 12.31.21 03.31.22 Total fixed rate and hybrid in fixed period: 39%. Variable: LIBOR or SOFR rates Hybrid in fixed rate period Fixed rate Variable: Prime rate Variable: all other rates Loan Portfolio by Index Rate (12.31.22) 06.30.22 C&I: 87% variable rate. Total CRE: 64% variable rate, of which 42%** had customer-level interest rate derivative contracts in place. Customers’ debt service is protected and EWBC retains benefits of variable rate loans on its balance sheet. SFR: 44% hybrid in fixed-rate period & 40% fixed rate. HELOC: Prime- based, variable rate portfolio. Avg. Loan Yield: Avg. yield in 4Q22: 5.59%, comprising 5.53% in avg. coupon rate plus 0.06% in other yield adjustments. Coupon spot rate was 5.92% as of 12.31.22. 09.30.22 ** Derivative contract coverage by portfolio: 47% of variable-rate CRE & 34% of variable-rate MFR. 12.31.22 21% 18% 27% 30% 4%

16 20 55 124 215 IB Deposits Spot Rate 9 11 32 74 134 Total Deposits Spot Rate Target Fed Funds rate 4Q22: Cost of Deposits: Average & Spot 16 Average Cost of Deposits (in bps) Relative to Target Fed Funds Rate Deposit Spot Rate (in bps) vs. Loan Coupon Spot Rate (in bps) & Cumulative Beta* DDA MMDA IB Checking & Savings Time Cumulative beta* as of 12.31.22 vs. Fed Funds target rate: 29% since 12.31.21. Cumulative beta* as of 12.31.22 vs. Fed Funds target rate: 47% since 12.31.21. Cumulative beta* as of 12.31.22 vs. Fed Funds target rate: 58% since 12.31.21. * Beta represents change in metric between 12.31.22 and 12.31.21, divided by change in target Fed Funds rate between 12.31.22 and 12.31.21. 12.31.21 03.31.22 06.30.22 09.30.22 Avg. cost of total deposits (bps) Avg. cost of IB deposits (bps) $21.4 39% $12.2 22% $9.3 17% $12.1 22% 4Q22 Average Deposits: $55.0 billion ($ in billions) 344 355 419 510 592 Total Loan Coupon Spot Rate 12.31.22 10/1/2021 1/1/2022 4/1/2022 7/1/2022 10/1/2022 10 10 17 51 106 18 17 30 86 174 0 50 100 150 200 250 300 350 400 450 500 4Q21 1Q22 2Q22 3Q22 4Q22

4Q22: Noninterest Income Detail ▪ Total noninterest income: $65mm in 4Q22, compared with $76mm in 3Q22. ▪ Fee income and net gains on sales of loans: $66mm in 4Q22: down 4.5% Q-o-Q (-18% ann.) and up 4% Y-o-Y. ▪ Q-o-Q increase in foreign exchange income. ▪ Y-o-Y increase in deposit account fees, wealth management fees, foreign exchange income, and IRC revenue. 17 Interest Rate Contracts (“IRC”) and Other Derivative Income Detail ($ in millions) 4Q21 3Q22 4Q22 Revenue $ 1.6 $ 4.0 $ 4.0 MTM 0.3 4.8 (4.6) Total $ 1.9 $ 8.8 $ (0.6) * Fee income excludes MTM adjustments related to IRC and other derivatives; net gains on sales of securities; other investment income and other income. Fee Income* & Net Gains on Sales of Loans $ i n m ill io n s 20 24 22 21 20 19 13 10 14 5 9 6 2 4 4 2 2 1$63 $69 $66 4Q21 3Q22 4Q22 Gains on Sales of Loans IRC Revenue Wealth Mgmt. Fees FX Income Lending Fees Deposit Acct. Fees

4Q22: Operating Expense & Efficiency 18 Adjusted Noninterest Expense* $ i n m ill io n s Total Revenue & Adjusted Efficiency Ratio* ▪ 4Q22 noninterest expense: $257mm. ▪ 4Q22 adj. noninterest expense*: $192mm, down 2% Q-o-Q (-7% ann.), largely driven by lower comp. & employee benefits expense. ▪ Positive operating leverage: 4Q22 total revenue up 7% Q-o-Q (+27% ann.), plus lower expenses Q-o-Q. ▪ Improving efficiency: adj. efficiency ratio* was 29% in 4Q22, vs. 31% in 3Q22. ▪ Consistently achieving industry-leading operating efficiency. * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. $477 $627 $670 37.2% 31.2% 28.7% 4Q21 3Q22 4Q22 Total Revenue Adj. efficiency ratio* 115 128 120 16 16 16 12 11 11 9 12 13 26 29 32 $178 $196 $192 4Q21 3Q22 4Q22 All other Deposit related expenses Computer software & Data processing Occupancy & Equipment Comp and employee benefits $ i n m ill io n s

# Management Outlook: Full Year 2023

| Earnings drivers | FY 2023 expectations compared with FY 2022 results | 2022 actual |
|---|---|---|
| **End of Period Loans** | ▪ Increase at a percentage rate in the high single-digits Y-o-Y. PPP impact immaterial. | $48.1 billion (ex. PPP*)<br>+17% Y-o-Y (ex. PPP*) |
| **Net Interest Income** | ▪ Increase at a percentage rate in the low 20s percent range Y-o-Y. PPP impact immaterial. | $2.0 billion (ex. PPP*)<br>+38% Y-o-Y (ex. PPP*) |
| **Adj. Noninterest Expense****<br>(ex. tax credit investment & core deposit intangible amortization) | ▪ Increase in the range of 10% to 11% Y-o-Y. | $744 million<br>+11% Y-o-Y |
| **Credit Items** | ▪ Gross charge-offs in line with recent gross charge-off experience, if macroeconomic conditions stay stable. | Gross charge-off ratio of 0.08% for FY 2022.<br>Net charge-off ratio of 0.04% for FY 2022. |
| **Tax Items**<br>(tax credit investments & amortization referenced in this outlook exclude low-income housing tax credits) | ▪ Expecting approx. $150mm of tax credit investments to close and go into service in 2023; the expected full-year tax credit amortization rate will be approx. 95%.<br>▪ For 1Q23, expecting tax credit investments of $92mm to be reflected in the tax rate calculation, and the 1Q23 tax credit amortization to be approx. $22mm. | FY effective tax rate: 20%<br>Tax credit investments: $129mm<br>Tax credit amortization: $113mm |
| **Interest Rates** | ▪ Two Fed Funds rate hikes of 25-bps each, for peak Fed Funds target rate of 5.00% by Apr-23. One Fed Funds rate cut of 25-bps in 4Q23, for Fed Funds target rate of 4.75% as of 12.31.23.<br>▪ Forward interest rate curve as of 12.31.22. | Fed Funds target rate increased to 4.50% as of 12.31.22, up from 0.25% as of 12.31.21. |

EAST WEST BANK

* PPP loans were $99.0 million as of 12.31.22, and $534.2 million as of 12.31.21.
Income related to PPP loans was $7.3 million in FY2022, and $55.2 million in FY2021.
** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

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APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation 21 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents total revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods. (1) Annualized Three Months Ended December 31, 2022 September 30, 2022 December 31, 2021 Net interest income before provision for (reversal of) credit losses $ 605,507 $ 551,809 $ 405,697 Total noninterest income 64,927 75,552 71,489 Total revenue (a) $ 670,434 $ 627,361 $ 477,186 Total noninterest expense (b) $ 257,110 $ 215,973 $ 210,105 Less: Amortization of tax credit and other investments (64,605) (19,874) (31,800) Amortization of core deposit intangibles (381) (485) (602) Adjusted noninterest expense (c) $ 192,124 $ 195,614 $ 177,703 Efficiency ratio (b)/(a) 38.35% 34.43% 44.03% Adjusted efficiency ratio (c)/(a) 28.66% 31.18% 37.24% Adjusted pre-tax, pre-provision income (a)-(c) = (d) $ 478,310 $ 431,747 $ 299,483 Average total assets (e) $ 64,252,730 $ 63,079,444 $ 62,183,137 Adjusted pre-tax, pre-provision profitability ratio (1) (d)/(e) 2.95% 2.72% 1.91% Adjusted noninterest expense/average assets (1) (c)/(e) 1.19% 1.23% 1.13%

Appendix: GAAP to Non-GAAP Reconciliation 22 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. (1) Includes core deposit intangibles and mortgage servicing assets. December 31, 2022 September 30, 2022 December 31, 2021 Stockholders’ equity (a) $ 5,984,612 $ 5,660,668 $ 5,837,218 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (7,998) (8,667) (9,334) Tangible equity (b) $ 5,510,917 $ 5,186,304 $ 5,362,187 Total assets (c) $ 64,112,150 $ 62,576,061 $ 60,870,701 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (7,998) (8,667) (9,334) Tangible assets (d) $ 63,638,455 $ 62,101,697 $ 60,395,670 Total stockholders’ equity to total assets ratio (a)/(c) 9.33% 9.05% 9.59% Tangible equity to tangible assets ratio (b)/(d) 8.66% 8.35% 8.88%

# Appendix: GAAP to Non-GAAP Reconciliation

**EAST WEST BANCORP, INC. AND SUBSIDIARIES**
**GAAP TO NON-GAAP RECONCILIATION**
**($ in thousands)**
**(unaudited)**

Tangible return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

| | | Three Months Ended | | | Year Ended | |
|---|---|---|---|---|---|---|
| | | December 31, 2022 | September 30, 2022 | December 31, 2021 | December 31, 2022 | December 31, 2021 |
| Net income | (e) | $ 336,763 | $ 295,339 | $ 217,796 | $ 1,128,083 | $ 872,981 |
| Add: Amortization of core deposit intangibles | | 381 | 485 | 602 | 1,865 | 2,749 |
| Amortization of mortgage servicing assets | | 329 | 340 | 415 | 1,425 | 1,679 |
| Tax effect of amortization adjustments (2) | | (209) | (237) | (293) | (966) | (1,274) |
| **Tangible net income** | (f) | **$ 337,264** | **$ 295,927** | **$ 218,520** | **$ 1,130,407** | **$ 876,135** |
| Average stockholders' equity | (g) | $ 5,834,623 | $ 5,772,638 | $ 5,786,237 | $ 5,783,025 | $ 5,559,212 |
| Less: Average goodwill | | (465,697) | (465,697) | (465,697) | (465,697) | (465,697) |
| Average other intangible assets (1) | | (8,378) | (8,379) | (9,611) | (8,695) | (10,535) |
| **Average tangible equity** | (h) | **$ 5,360,548** | **$ 5,298,562** | **$ 5,310,929** | **$ 5,308,633** | **$ 5,082,980** |
| **Return on average equity** | (e)/(g) | **22.90%** (3) | **20.30%** (3) | **14.93%** (3) | **19.51%** | **15.70%** |
| **Tangible return on average tangible equity** | (f)/(h) | **24.96%** (3) | **22.16%** (3) | **16.32%** (3) | **21.29%** | **17.24%** |

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory tax rate of 29.37% for the three and twelve months ended December 31, 2022. Applied statutory tax rate of 28.77% for the three months ended September 30, 2022, and for the three and twelve months ended December 31, 2021.
(3) Annualized.

EAST WEST BANK

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